Exhibit 4.2

NUMBER
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Wag! Group Co.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.0001 PAR VALUE COMMON STOCK

SHARES
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CUSIP 999999ZZ9
COMMON STOCK

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ******

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Wag! Group Co.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ******

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:_______________________________
AUTHORIZED SIGNATURE

Chief Executive Officer

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